Exhibit 10.3

ASSIGNMENT OF NOTE

THIS ASSIGNMENT OF NOTE (the “Assignment”) is entered into effective as of May 24, 2024 (the “Effective Date”) by and between Greenland Asset Management Corp. (the “Assignor”), and Trending Management Corp. (the “Assignee”).

R E C I T A L S

A. On March 31, 2021 Assignor entered into that certain Promissory Note, as amended and/or allonged on December 28, 2021 (the “Note”), which evidenced and memorialized a loan from Assignor to Expectation Acquisition Corporation (“Borrower”), in the principal amount of US$300,000.00. A copy of the executed Note is attached hereto as Exhibit A.

B. The Assignor now desires to transfer and assign to the Assignee all of the Assignor’s right, title, and interest in and to the Note, and Assignee wishes to receive Assignor’s right, title, and interest under the Note.

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor and Assignee agree as follows:

Assignor NEGOTIATES, ASSIGNS, ENDORSES, TRANSFERS, GRANTS, CONVEYS, and DELIVERS unto Assignee all of the Assignor’s right, title, interest, and benefit, in and under the Note and the sums payable thereunder, with interest from the day of delivery hereof, WITHOUT RECOURSE, REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, except as follows: Assignor represents and warrants to Assignee that the Assignor is the owner of the Note; the Assignor has not entered into any agreement subordinating the Note to any other lien; Assignor has not assigned, transferred, encumbered or conveyed any interest in the Note; Assignor has the power and authority to enter into this Assignment as well as any other document entered into in connection with this transaction. The Assignment includes any and all amendments and/or supplements to the Note now existing or hereafter arising, no matter how evidenced, and any extensions, renewals or modifications of the Note, and constitutes a present and absolute assignment of the Note to the Assignee as of the Effective Date.

TO HAVE AND TO HOLD the same together with all rights, title, interests, privileges, claims, demands and equities existing and to exist in connection therewith unto Assignee, its successors and assigns forever.

Assignor directs that all payments hereafter due under the Note be made directly to Assignee, except that any indemnification rights thereunder in favor of Assignor or any rights which by their terms expressly survive the termination or assignment of the Note shall continue to apply to Assignor as well as to Assignee.

Except as otherwise specifically stated in this Assignment, Assignor specifically disclaims any warranty, guaranty or representation, oral or written, past, present or future with respect to the Note, including, without limitation, (i) the validity, existence, or priority of any lien or security interest securing the Note; (ii) the existence or basis for any claim, counterclaim, defense or offset relating to the Note, however, Assignor has not received notice of any such claim, counterclaim, defense or offset; (iii) the financial condition of Borrower; (iv) the compliance of the Note with any laws, ordinances or regulations of any government or other body; and (v) the future performance of the Borrower, the collateral or any guarantor of the Note. This Assignment is being given by the Assignor on the basis that (i) Assignee has been given the opportunity to undertake its own investigation of the Note, and (ii) Assignee is relying solely on its own investigation of the Note and not any information provided or to be provided by Assignor other than representations and warranties expressly set forth herein. The transfer and assignment of the Note as provided for herein is made on an “AS IS”, “WHERE IS” basis, with all faults, and Assignee, by its acceptance of this Assignment expressly acknowledges that ASSIGNOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW RELATING TO THE LOAN, EXCEPT AS SPECIFICALLY SET FORTH HEREIN.

Borrower hereby agrees to the Assignment, and hereby RELEASES AND DISCHARGES the Assignor and the Assignee and their respective predecessors, successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, parent corporations, subsidiaries, and affiliates (collectively referred to as “Affiliates”), and does hereby indemnify and hold harmless Assignor and Assignee, jointly and severally, from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity (including without limitation, claims of fraud, duress, mistake, tortious interference or usury), whether presently possessed or possessed in the future, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether presently accrued or to accrue thereafter, whether or not heretofore asserted, for or because of or as a result of act, omission, communication, transaction, occurrence, representation, promise, damage, breach of contract, fraud, violation of any statue or law, commission or any tort, or any other matter whatsoever or thing done, omitted or suffered to be done by the Assignor or Assignee or any of their respective affiliates, INSOFAR AS THE SAME ARISE OUT OF OR RELATE TO THE NOTE, which have occurred in whole or in part, or were initiated at any time up to and through the execution of this Assignment.

Borrower hereby expressly releases Assignor from any further obligations under the Note, the loan or any documents relating thereto arising on or after the date hereof.

This Assignment may be executed in a number of multiple identical counterparts which, taken together, shall constitute collectively one (1) Assignment, but in making proof of this Assignment it shall not be necessary to produce or account for more than one such counterpart executed by the party to be charged.

IN WITNESS WHEREOF, the Parties have executed this Assignment as of the Effective Date.

ASSIGNOR:

Greenland Asset Management Corp.

By:	/s/ Shaosen Cheng
Shaosen Cheng, Director

ASSIGNEE:

Trending Management Corp.

By:	/s/ Wanjiao Pu
Wanjiao Pu, Director

BORROWER:

Expectation Acquisition Corporation

By:	/s/ Wanjiao Pu
Wanjiao Pu, CEO

EXHIBIT A

Promissory Note

(See Attached)

A-1